Exhibit 99.1

Media Contact:
Brian Ziel, (408) 658-1540
brian.ziel@seagate.com
SEAGATE

SEAGATE TECHNOLOGY REPORTS FISCAL SECOND QUARTER 2013
FINANCIAL RESULTS

CUPERTINO, CA — January 28, 2013 — Seagate Technology plc (NASDAQ: STX) (the “Company”) today reported financial results for the quarter ended December 28, 2012. During the fiscal second quarter, the Company reported revenue of approximately $3.7 billion, shipping 58 million units. On a GAAP basis, Seagate reported gross margin of 27.0%, net income of $492 million and diluted earnings per share of $1.30. On a non-GAAP basis, which excludes the net impact of certain items, Seagate reported gross margin of 27.6%, net income of $523 million and diluted earnings per share of $1.38. Cash flow from operations in the quarter was $844 million and the Company returned $1.1 billion to shareholders in dividends and share redemptions. Cash, cash equivalents, restricted cash, and short-term investments totaled approximately $2.0 billion at the end of the fiscal second quarter.

“Seagate is executing well in an environment where customer demand forecasting is challenging,” said Steve Luczo, Seagate’s chairman, president and chief executive officer. “Looking ahead, we will continue to manage our business conservatively to the demand environment, focus on profitability and effectively invest for market leadership in storage for mobility, cloud and open source. Creating value for shareholders remains a top priority, and in the first half of fiscal 2013, we returned over 95% of operating cash flows through share redemptions and dividends.”

For a detailed reconciliation of GAAP to non-GAAP results, see accompanying financial tables.

Seagate has issued a Supplemental Commentary document. The Supplemental Commentary will not be read during today’s call, but rather it is available in the investors section of seagate.com.

Quarterly Cash Dividend

The Board of Directors approved and paid a quarterly cash dividend of $0.38 per share on December 28, 2012 as a one-time acceleration. The payment of any future quarterly dividends will be at the discretion of the Board and will be dependent upon Seagate’s financial position, results of operations, available cash, cash flow, capital requirements and other factors deemed relevant by the Board.

Investor Communications

Seagate management will hold a public webcast today at 2:00 p.m. Pacific Time that can be accessed on its Investor Relations website at www.seagate.com/investors. During today’s webcast, the Company will provide an outlook for its third fiscal quarter of 2013 including key underlying assumptions.

Replay

A replay will be available beginning today at approximately 6:00 p.m. Pacific Time at www.seagate.com/investors.

About Seagate

Seagate is a world leader in hard disk drives and storage solutions. Learn more at www.seagate.com.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, each as amended, including, in particular, statements about our plans, strategies and prospects and estimates of industry growth for the fiscal quarter ending March 29, 2013 and beyond. These statements identify prospective information and include words such as “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “projects” and similar expressions. These forward-looking statements are based on information available to the Company as of the date of this press release and are based on management’s current views and assumptions. These forward-looking statements are conditioned upon and also involve a number of known and unknown risks, uncertainties, and other factors that could cause actual results, performance or events to differ materially from those anticipated by these forward-looking statements. Such risks, uncertainties, and other factors may be beyond the Company’s control and may pose a risk to the Company’s operating and financial condition. Such risks and uncertainties include, but are not limited to:  the uncertainty in global economic conditions, as consumers and businesses may defer purchases in response to tighter credit and financial news; the impact of the variable demand and adverse pricing environment for disk drives, particularly in view of current business and economic conditions; dependence on the Company’s ability to successfully qualify, manufacture and sell its disk drive products in increasing volumes on a cost-effective basis and with acceptable quality, particularly the new disk drive products with lower cost structures; the impact of competitive product announcements; possible excess industry supply with respect to particular disk drive products; and the Company’s ability to achieve projected cost savings in connection with restructuring plans. Information concerning additional factors that could cause results to differ materially from those projected in the forward-looking statements are contained in the Company’s Annual Report on Form 10-K as filed with the SEC on August 8, 2012 and Quarterly Report on Form 10-Q as filed with the SEC on October 31 2012, which statements are incorporated into this press release by reference. These forward-looking statements should not be relied upon as representing the Company’s views as of any subsequent date and the Company undertakes no obligation to update forward-looking statements to reflect events or circumstances after the date they were made.

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SEAGATE TECHNOLOGY PLC

CONDENSED CONSOLIDATED BALANCE SHEETS

(In millions)

(Unaudited)

	December 28, 2012	June 29, 2012
ASSETS
Current assets:
Cash and cash equivalents	$1,383	$1,707
Short-term investments	489	411
Restricted cash and investments	98	93
Accounts receivable, net	1,648	2,319
Inventories	800	909
Deferred income taxes	112	104
Other current assets	487	767
Total current assets	5,017	6,310
Property, equipment and leasehold improvements, net	2,228	2,284
Goodwill	476	463
Other intangible assets, net	480	506
Deferred income taxes	409	396
Other assets, net	132	147
Total Assets	$8,742	$10,106
LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$1,685	$2,286
Accrued employee compensation	287	344
Accrued warranty	195	235
Accrued expenses	473	531
Current portion of long-term debt	3	—
Total current liabilities	2,643	3,396
Long-term accrued warranty	135	128
Long-term accrued income taxes	84	84
Other non-current liabilities	140	138
Long-term debt, less current portion	2,815	2,863
Total Liabilities	5,817	6,609

Equity:
Total Equity	2,925	3,497
Total Liabilities and Equity	$8,742	$10,106

The information as of June 29, 2012 was derived from the Company’s audited Consolidated Balance Sheet as of June 29, 2012.

SEAGATE TECHNOLOGY PLC

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In millions, except per share data)

(Unaudited)

	For the Three Months Ended		For the Six Months Ended
	December 28, 2012	December 30, 2011	December 28, 2012	December 30, 2011
Revenue	$3,668	$3,195	$7,400	$6,007

Cost of revenue	2,676	2,185	5,347	4,448
Product development	277	259	545	467
Marketing and administrative	139	141	289	245
Amortization of intangibles	20	2	39	3
Restructuring and other, net	1	3	1	3
Total operating expenses	3,113	2,590	6,221	5,166

Income from operations	555	605	1,179	841

Interest income	2	2	4	3
Interest expense	(55)	(58)	(111)	(127)
Other, net	(3)	9	27	(8)
Other expense, net	(56)	(47)	(80)	(132)

Income before income taxes	499	558	1,099	709
Provision for (benefit from) income taxes	7	(5)	25	6
Net income	492	563	1,074	703
Less: Net income attributable to noncontrolling interest	—	—	—	—
Net income attributable to Seagate	$492	$563	$1,074	$703

Net income per share attributable to Seagate Technology plc ordinary shareholders:
Basic	$1.33	$1.32	$2.81	$1.66
Diluted	1.30	1.28	2.73	1.61
Number of shares used in per share
Basic	369	427	382	424
Diluted	379	439	394	436

Cash dividends declared per Seagate Technology plc ordinary share	$0.70	$0.18	$1.02	$0.36

SEAGATE TECHNOLOGY PLC

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In millions)

(Unaudited)

	For the Six Months Ended
	December 28, 2012	December 30, 2011
OPERATING ACTIVITIES
Net income	$1,074	$703
Adjustments to reconcile net income to net cash provided by
Depreciation and amortization	430	373
Share-based compensation	36	26
Deferred income taxes	(11)	(4)
Gain on sale of strategic investments	(33)	—
Gain on sale of property and equipment	(8)	(14)
Loss on redemption of debt	6	5
Other non-cash operating activities, net	5	10
Changes in operating assets and liabilities:
Accounts receivable, net	683	(130)
Inventories	156	181
Accounts payable	(496)	(500)
Accrued employee compensation	(62)	56
Accrued expenses, income taxes and warranty	(97)	(34)
Other assets and liabilities	293	207
Net cash provided by operating activities	1,976	879

INVESTING ACTIVITIES
Acquisition of property, equipment and leasehold improvements	(427)	(361)
Proceeds from the sale of property and equipment	4	9
Purchases of short-term investments	(168)	(309)
Sales of short-term investments	125	260
Maturities of short-term investments	21	115
Proceeds from the sale of strategic investments	42	(5)
Cash used in acquisition of LaCie S.A., net of cash acquired	(36)	—
Cash used in acquisition of Samsung HDD assets and liabilities	—	(561)
Other investing activities, net	(14)	9
Net cash used in investing activities	(453)	(843)

FINANCING ACTIVITIES
Repayments of long-term debt and capital lease obligations	(58)	(594)
Repurchases of ordinary shares	(1,510)	(191)
Dividends to shareholders	(377)	(154)
Proceeds from issuance of ordinary shares under employee stock plans	168	51
Escrow deposit for acquisition of noncontrolling shares of LaCie S.A.	(72)	—
Net cash used in financing activities	(1,849)	(888)
Effect of foreign currency exchange rate changes on cash and cash equivalents	2	—
Decrease in cash and cash equivalents	(324)	(852)
Cash and cash equivalents at the beginning of the period	1,707	2,677
Cash and cash equivalents at the end of the period	$1,383	$1,825

Use of non-GAAP financial information

To supplement the condensed consolidated financial statements presented in accordance with generally accepted accounting principles (GAAP), the Company provides non-GAAP measures of net income, diluted net income per share and gross margin as a percentage of revenue, which are adjusted from results based on GAAP to exclude certain expenses, gains and losses. These non-GAAP financial measures are provided to enhance the user’s overall understanding of the Company’s current financial performance and our prospects for the future. Specifically, the Company believes non-GAAP results provide useful information to both management and investors as these non-GAAP results exclude certain expenses, gains and losses that we believe are not indicative of our core operating results and because it is consistent with the financial models and estimates published by financial analysts who follow the Company.

These non-GAAP results are some of the primary measurements management uses to assess the Company’s performance, allocate resources and plan for future periods. Reported non-GAAP results should only be considered as supplemental to results prepared in accordance with GAAP, and not considered as a substitute for, or superior to, GAAP results. These non-GAAP measures may differ from the non-GAAP measures reported by other companies in our industry.

SEAGATE TECHNOLOGY PLC

ADJUSTMENTS TO GAAP NET INCOME AND DILUTED NET INCOME PER SHARE

(In millions, except per share amounts)

(Unaudited)

		For the Three Months Ended December 28, 2012	For the Six Months Ended December 28, 2012

GAAP net income		$492	$1,074
Non-GAAP adjustments:
Cost of revenue	A	19	39
Product development	B	3	7
Marketing and administrative	C	(17)	(13)
Amortization of intangibles	D	20	39
Restructuring and other, net	D	1	1
Other expense, net	E	5	(30)
Non-GAAP net income		$523	$1,117

Diluted net income per share:
GAAP		$1.30	$2.73

Non-GAAP		$1.38	$2.84

Shares used in diluted net income per share		379	394

A For the three months ended December 28, 2012, Cost of revenue on a GAAP basis totaled $2,676 million, while non-GAAP Cost of revenue, which excludes the net impact of certain adjustments, was $2,657 million.  For the six months ended December 28, 2012, Cost of revenue on a GAAP basis totaled $5,347 million, while non-GAAP Cost of revenue, which excludes the net impact of certain adjustments, was $5,308 million.  The non-GAAP adjustments include amortization of intangibles and other acquisition related expenses associated with the December 2011 acquisition of Samsung Electronics Co., Ltd’s hard disk drive business (the “Samsung HDD business”) and the August 2012 acquisition of LaCie S.A. (“LaCie”).

B For the three and six months ended December 28, 2012, Product development expense has been adjusted on a non-GAAP basis to exclude the net impact of acquisition and integration costs associated with the acquisition of the Samsung HDD business.

C For the three and six months ended December 28, 2012, Marketing and administrative expense has been adjusted on a non-GAAP basis to exclude the net impact of legal cost reimbursements, which were partially offset by acquisition and integration costs associated with the acquisitions of Samsung’s HDD business and LaCie.

D For the three and six months ended December 28, 2012, Amortization of intangibles related to our Samsung HDD business and LaCie acquisitions and Restructuring and other, net, primarily related to prior year restructuring plans, have been excluded on a non-GAAP basis.

E For the three months ended December 28, 2012, Other expense has been adjusted on a non-GAAP basis primarily to exclude the net impact of a loss recognized on the redemption of certain of our 7.75% senior notes.

For the six months ended December 28, 2012, Other expense has been adjusted on a non-GAAP basis primarily to exclude the net impact of a gain recognized upon sales of certain strategic investments, partially offset by a loss recognized on the redemption of certain of our 7.75% senior notes.